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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-68402) of India-Sierra Holdings, Inc. of our report dated August 23, 2001, relating to the consolidated statement of financial position of India-Sierra Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP


Atlanta, Georgia
October 3, 2001